Exhibit 99.1

Delek US Holdings Reports First Quarter 2008 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--Delek US Holdings, Inc. (NYSE: DK) today reported a net loss for the first quarter 2008 of $5.0 million, or $0.09 per basic share compared with net income of $20.9 million, or $0.40 per diluted share for the first quarter 2007. The first quarter 2008 loss includes a $6.5 million realized after-tax non-cash loss associated with the company’s equity investment in Lion Oil Company and a recognized $2.1 million after-tax non-cash gain related to ethanol hedging positions.

Compared to the same quarter a year ago, Delek’s first quarter results were largely impacted by 68% higher crude prices, lower gasoline margins at the refinery and higher retail fuel prices at the convenience stores, all of which were offset by higher refinery throughputs.

Uzi Yemin, Delek’s President and Chief Executive Officer, said, “We recognize each of our operating segments had positive contribution to our consolidated contribution margin in what proved to be a challenging environment. At the same time, we strengthened our balance sheet by reducing our net debt position by $23 million and increased our ethanol blending in both our refining and retail segments.”

Refining Segment: The refining segment reported a contribution margin of $7.6 million for the first quarter of 2008 compared to $36.0 million for the first quarter of 2007. The refinery operating gross margin, adding back inter-company marketing fees of $0.65 per barrel, was $6.31 per barrel sold compared to $11.47 per barrel sold for the same quarter last year. The first quarter realized margin continued to be affected by the sharp increase in crude oil prices and trailing sales prices of residual products. Delek was able to partially offset the impact of these factors by blending approximately 2,100 barrels per day of ethanol, processing 10.5% West Texas sour crude and producing approximately 93% of light, high value products.

Net sales for the quarter were $552.8 million compared to net sales of $353.9 million for the same quarter last year. The refinery experienced strong demand for its finished products with total sales volume of 57,509 barrels per day as compared to 55,856 barrels per day during first quarter 2007. Total throughput was 58,083 barrels per day compared to 57,313 barrels for the same period a year ago.

Retail Segment: The retail segment’s contribution margin was $10.9 million for the first quarter of 2008 compared to $11.9 million for the first quarter of 2007. Net sales for the quarter were $481 million, an increase of 45.3% compared to the same period a year ago. The lower contribution margin was caused in part by higher retail fuel prices during the quarter, the corresponding higher credit card expenses and decreased consumer spending.

Merchandise sales for the quarter were $97.1 million and represented an 18.7% increase compared with the same period last year. The increase was driven by the $17.4 million in merchandise sales associated with the Favorite Markets stores acquired during 2007. The merchandise margin for the first quarter 2008 was 32.3% compared to 32.5% and 31.6% for the same period last year and full year 2007, respectively.

Retail fuel margin for the first quarter 2008 increased to 12.6 cents per gallon from 12.3 cents per gallon for the same period last year, supported by the introduction of E-10 blended fuel in the fourth quarter of 2007. Retail fuel gallons sold in the first quarter 2008 increased 13.8% compared to the first quarter 2007. The increase in gallons sold was primarily driven by sales associated with Favorite Markets stores acquired during the second quarter of 2007.

Marketing Segment: The marketing segment reported a contribution margin of $6.4 million, an increase of 8.5%, compared to the same period last year. Net sales increased from $120.7 million in the first quarter 2007 to $184.3 million in the first quarter 2008. Net sales for the first quarter of 2008 included $3.4 million of inter-company fees and sales from the refining segment. The marketing segment reported sales volume of 17,258 barrels per day compared to 16,978 for the first quarter 2007.

Conference Call: The Company will hold a conference call to discuss its first quarter 2008 results today at 10:00 a.m. EDT. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.delekus.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at (706) 645-9291, code 43641830, and the replay will also be available on Delek’s website for 90 days.

About the Company: Delek US Holdings, Inc. is a diversified energy business focused on petroleum refining, marketing and supply of refined products, and retail marketing of fuel and general merchandise. The refining segment operates a high conversion, independent refinery, with a design crude distillation capacity of 60,000 barrels per day, in Tyler, Texas. The marketing and supply segment markets refined products through its terminals in Abilene, Texas and San Angelo, Texas as well as other third party terminals. The retail segment markets gasoline, diesel and other refined petroleum products and convenience merchandise through a network of company-operated retail fuel and convenience stores, operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Discount Food Mart™, Fast Food and Fuel™ and Favorite Markets® brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements: This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; management’s ability to execute its strategy of growth through acquisitions and transactional risks in acquisitions; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except share and per share data)

	March 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$139.6	$105.0
Short-term investments	-	44.4
Accounts receivable	153.3	118.8
Inventory	147.1	130.6
Other current assets	27.7	47.7
Total current assets	467.7	446.5

Property, plant and equipment:
Property, plant and equipment	680.2	644.3
Less: accumulated depreciation	(106.6)	(98.2)
Property, plant and equipment, net	573.6	546.1

Goodwill	89.0	89.0
Other intangibles, net	11.3	11.6
Equity method investment	133.0	139.5
Other non-current assets	16.1	11.6
Total assets	$1,290.7	$1,244.3

Liabilities and shareholders' equity
Current liabilities:
Accounts Payable	$311.5	$248.6
Current portion of long-term debt and capital lease obligations	1.7	10.8
Note payable	65.0	-
Accrued expenses and other current liabilities	69.6	45.6
Total current liabilities	447.8	305.0

Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	256.2	344.4
Environmental liabilities, net of current portion	6.7	6.7
Asset retirement obligations	6.3	5.3
Deferred tax liabilities	61.2	60.3
Other non-current liabilities	10.0	10.1
Total non-current liabilities	340.4	426.8

Shareholders' equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.01 par value, 110,000,000 shares authorized, 53,668,195 and 53,666,570 shares issued and outstanding, respectively	0.5	0.5
Additional paid-in capital	275.0	274.1
Accumulated other comprehensive income	(3.6)	0.3
Retained earnings	230.6	237.6
Total shareholders' equity	502.5	512.5
Total liabilities and shareholders' equity	$1,290.7	$1,244.3

See accompanying notes to the condensed consolidated financial statements

Delek US Holdings, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	For the Three Months Ended March 31,
	2008	2007

Net Sales	$1,218.2	$805.6

Operating costs and expenses:
Cost of goods sold	1,132.6	705.1
Operating expenses	57.9	46.8
General and administrative expenses	13.3	12.2
Depreciation and amortization	9.4	7.0
	1,213.2	771.1
Operating income	5.0	34.5

Interest expense	6.0	7.2
Interest income	(1.1)	(2.0)
Loss from equity method investment	6.5	-
Other expenses, net	0.8	0.6
	12.2	5.8

Income before income tax expense	(7.2)	28.7
Income tax expense	(2.2)	7.8

Net income	$(5.0)	$20.9

Basic earnings per share	$(0.09)	$0.41

Diluted earnings per share	$(0.09)	$0.40

Weighted average common shares outstanding:
Basic	53,668,058	51,139,869
Diluted	53,668,058	52,153,729

Dividends declared and paid per common share outstanding	$-	$0.2725

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	For the Three Months Ended March 31,
	2008	2007

Cash flows from operating activities:	$60.5	$42.3
Cash flows from investing activities:	8.5	24.0
Cash flows from financing activities:	(34.4)	67.2

Net increase in cash and cash equivalents	34.6	133.5

Cash and cash equivalents at the beginning of the period	$105.0	$101.6
Cash and cash equivalents at the end of the period	$139.6	$235.1

DELEK US HOLDINGS, INC. AND SUBSIDIARIES Segment Statistics

	Three Months Ended March 31,
	2008	2007
REFINING SEGMENT (1) :
Days operated in period	91	90
Total sales volume (average barrels per day)	57,509	55,856

Products manufactured (average barrels per day):
Gasoline	31,322	31,358
Diesel/Jet	21,304	20,665
Petrochemicals, LPG, NGLs	1,685	1,741
Other	2,529	2,102
Total production	56,841	55,866

Throughput (average barrels per day):
Crude oil	52,984	53,052
Other feedstocks	5,099	4,261
Total throughput	58,083	57,313

Per barrel of sales:
Refining operating margin (2)	$5.66	$10.91
Refining operating margin excluding inter-company marketing service fees(3)	$6.31	$11.47
Direct operating expenses	$4.21	$3.76

Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$97.94	$58.29
US Gulf Coast 5-3-2 crack spread (per barrel)	$8.84	$9.85
US Gulf Coast Unleaded Gasoline (per gallon)	$2.44	$1.63
Low sulfur diesel (per gallon)	$2.79	$1.77
Ultra low sulfur diesel (per gallon)	$2.81	$1.79
Natural gas — (per MMBTU)	$8.58	$7.19

	Three Months Ended March 31,
	2008	2007
MARKETING SEGMENT(4):
Days operated in period	91	90
Total sales volume (average barrels per day)	17,258	16,978
Products sold (average barrels per day):
Gasoline	8,042	7,757
Diesel/Jet	9,149	9,142
Other	67	79
Total sales	17,258	16,978
Direct Operating Expenses (per barrel of sales)	$0.13	$0.15

	Three Months Ended March 31,
	2008	2007
RETAIL SEGMENT:
Number of stores (end of period)	496	395
Average number of stores	496	394
Retail fuel sales (thousands of gallons)	116,601	102,497
Average retail gallons per average number of stores (in thousands)	235	260
Retail fuel margin ($ per gallon)	$0.126	$0.123
Merchandise sales (in thousands)	$97.1	$81.8
Merchandise margin %	32.3%	32.5%
Credit expense (% of gross margin) (5)	10.5%	8.0%
Merchandise and cash over/short (% of net sales) (6)	0.3%	0.3%
Operating expense/merchandise sales plus total gallons (7)	16.0%	14.4%

(1)	Refining operating margin per barrel is calculated by dividing the margin between net sales and cost of crude oil, feedstocks and related transportation by the total barrels sold at our refinery. Industry-wide refining results are driven and measured by the margins between refined petroleum product prices and the prices for crude oil, which are referred to as crack spreads: the differential in price between a representative barrel of benchmark refined petroleum products, such as gasoline or heating oil, and a barrel of benchmark crude oil. The US Gulf Coast 5-3-2 crack spread represents the differential between Platt's quotations for 3/5 of a barrel of US Gulf Coast Pipeline 87 Octane Conventional Gasoline and 2/5 of a barrel of US Gulf Coast Pipeline No. 2 Heating Oil (high sulfur diesel) on the one hand, and the first month futures price of 5/5 of a barrel of light sweet crude oil on the New York Mercantile Exchange, on the other hand. We compare our refining operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.
(2-4)	Adding back inter-company marketing services fees of $3.4 million for the three months ended March 31, 2008, from Refining to Marketing segment.
(5)	Consists of third party credit, debit and fuel card processing fees as a percentage of gross margin.
(6)	Merchandise and cash over/short as a percentage of net sales is a measure of merchandise loss or theft, motor fuel theft and cash shortages as a percentage of net sales.
(7)	Operating expense for our retail segment divided by merchandise sales plus total gallons sold is a ratio we use to measure store operating performance -- especially operating expense control. Total gallons are used rather than net fuel sales to eliminate the volatility of fuel prices in the calculation and improve comparability.

DELEK US HOLDINGS, INC. AND SUBSIDIARIES Segment Data (In millions)

	As of and for the Three Months Ended March 31, 2008
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$556.2	$481.0	$180.9	$0.1	$1,218.2
Intercompany marketing fees and sales	(3.4)	-	3.4	-	-
Operating costs and expenses:
Cost of goods sold	523.1	434.6	177.7	(2.8)	1,132.6
Operating expenses	22.1	35.5	0.2	0.1	57.9
Segment contribution margin	$7.6	$10.9	$6.4	$2.8	27.7
General and administrative expense					13.3
Depreciation and amortization					9.4
Operating income					$5.0

Total assets	$461.1	$523.2	$85.1	$221.3	$1,290.7

Capital spending (excluding business combinations)	$31.3	$4.4	$0.2	$-	$35.9

	As of and for the Three Months Ended March 31, 2007
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany marketing fees and sales)	$356.7	$331.0	$117.9	$-	$805.6
Intercompany marketing fees and sales	(2.8)	-	2.8	-	-
Operating costs and expenses:
Cost of goods sold	299.0	291.5	114.6	-	705.1
Operating expenses	18.9	27.6	0.2	0.1	46.8
Segment contribution margin	$36.0	$11.9	$5.9	$(0.1)	53.7
General and administrative expense					12.2
Depreciation and amortization					7.0
Operating income					$34.5

Total assets	$340.7	$432.3	$92.5	$185.8	$1,051.3

Capital spending (excluding business combinations)	$5.9	$2.3	$-	$-	$8.2

CONTACT:
Delek US Holdings, Inc.
Investor Relations Contact:
Assi Ginzburg, 615-224-1179
Vice President of Strategic Planning
or
Lovell Communications Inc.
U.S. Media Contact:
Paula Lovell, 615-297-7766
Cell: 615-972-2964
or
Arad Communications
Israel Media Contact:
Lior Chorev, 011-972-3-644-0404